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                                   AGREEMENT

         WHEREAS, John F. Warlick has formed a corporation named OssaTronics, Inc. with a purpose to pursue Food and Drug Administration (F.D.A.) approval of the Ossatron and related equipment in the United States and with a further purpose of marketing and servicing the Ossatron and related equipment in the United States, South America and Canada and;

         WHEREAS, the parties hereto desire to become shareholders of OssaTronics, Inc. subject to the Articles of Incorporation, Bylaws, and Corporate Resolutions; an

         NOW THEREFORE, in consideration of ten dollars ($10.00) and other good and valuable considerations, the parties agree as follows:

                                      -1-

         The undersigned understand the inherent risks associated with the foregoing venture and acknowledge that they have had ample opportunity to evaluate the merits and risks associated with the investment. The undersigned further represent that they are able to bear the economic risk of such an investment for a prolonged period of time.

                                      -2-

         The corporation shall have the authority to issue not more than 100,000 shares of one class of common stock, with one vote per share. The parties agree to subscribe to the following amounts of shares of capital stock of the corporation (the "Stock") in accordance with the affidavits attached hereto as Exhibit "A".

         A. 31,000 shares (31%) of the stock is to be issued to John F. Warlick upon the acceptance of his affidavit and upon full payment of the purchase price of $62,000.

         B. 31,000 shares (31%) of the stock is to be issued to Argil Wheelock, M.D., upon the acceptance of his affidavit and upon full payment of the purchase price of $62,000.


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         C.     33,000 shares (33%) of the stock is to be issued to Karl-Heinz
Restle upon the acceptance of his affidavit and upon full payment of the purchase price of $66,000.

         D. 5,000 shares (5%) of the stock is to be issued to Scott A. Cochran upon the acceptance of his affidavit and upon the full payment of the purchase price of $10,000.

                                      -3-

         The parties agree that all shareholders shall have preemptive rights to acquire proportional amounts of the corporations unissued or later issued stock or treasury shares.

                                      -4-

         The parties hereto agree to invest time and expertise in furtherance of the corporate purposes at no expense in proportion to the ownership interest herein specified.

         IN WITNESS WHEREOF, the parties have affixed their hands and seals this 15th day of February, 1995.


                                             /s/ John F. Warlick
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Attest                                       John F. Warlick


                                             /s/ Argil Wheelock, M.D.
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Attest                                       Argil Wheelock, M.D.



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Attest                                       Karl-Heinz Restle



----------------------------
Attest


                                             /s/ Scott A. Cochran
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Attest                                       Scott A. Cochran